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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44429 on Form S-8 and in Registration Statement No. 333-30799 on Form S-3 of our report dated February 12, 1998, appearing in this Annual Report on Form 10-K/A of Comverse Technology, Inc. for the year ended December 31, 1997.



/S/ Deloitte & Touche LLP


New York, New York
April 24, 1998